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                                                                       EXHIBIT i





                                                   May 20, 2003


AIM International Funds, Inc.
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

         Re:  AIM International Funds, Inc.
              Registration Statement on Form N-1A

Ladies and Gentlemen:

         We have acted as counsel to AIM International Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Company") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

         This opinion is given in connection with the filing by the Company of Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 29 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of Investor Class shares of common stock, par value $.001 per share (the "Shares"), of AIM European Growth Fund (the "Fund").

         In connection with our giving this opinion, we have examined copies of the Company's Charter and resolutions of the Board of Directors adopted May 14, 2003, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Fund, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

         Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will be validly issued, fully paid and nonassessable.

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AIM International Funds, Inc.
May 20, 2003
Page 2


         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Maryland General Corporation Law.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Company" in the Statement of Additional Information for the Fund, which is included in the Registration Statement.

                                      Very truly yours,

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP